As filed with the Securities and Exchange Commission on February 9, 1998

                                        Registration Statement No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                   PACIFICORP
             (Exact name of registrant as specified in its charter)

                                ---------------

             OREGON                                              93-9246090
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

  700 NE Multnomah, Suite 1600
        Portland, Oregon                                            97232
      (Address of Principal                                      (Zip Code)
       Executive Offices)

                                ---------------

                         PacifiCorp Stock Incentive Plan
                      (formerly 1996 Stock Retention Plan)
                            (Full title of the plan)

                               Richard T. O'Brien
                Senior Vice President and Chief Financial Officer
                                   PacifiCorp
                          700 NE Multnomah, Suite 1600
                             Portland, Oregon 97232
                     (Name and address of agent for service)

                                 (503) 731-2000
          (Telephone number, including area code, of agent for service)

                                ---------------

       It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                            John M. Schweitzer, Esq.
                                 Stoel Rives LLP
                           700 NE Multnomah, Suite 950
                           Portland, Oregon 97232-4109
                                 (503) 872-4821

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                             Proposed                 Proposed
                                                              Maximum                  Maximum                Amount
                                      Amount                 Offering                 Aggregate                 of
Title of Securities                    to Be                 Price Per                Offering             Registration
 to Be Registered                   Registered               Share(1)                 Price(1)                  Fee
-----------------------------------------------------------------------------------------------------------------------
  Common Stock                   11,500,000 Shares           $23.2813               $267,734,950            $78,981.81
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933. The calculation of the registration fee is based on $23.2813, which was the average of the high and low prices of the registrant's Common Stock on February 2, 1998, as reported in The Wall Street Journal for New York Stock
     Exchange listed securities.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents By Reference.
        ---------------------------------------

     The following documents filed by PacifiCorp, an Oregon corporation (the "Company"), with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the common stock of the Company contained in the Company's registration under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.
        -------------------------

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

     Not Applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     The Company's Third Restated Articles of Incorporation ("Restated Articles"), and Bylaws, as amended ("Bylaws"), require the Company to indemnify directors and officers to

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
the fullest extent not prohibited by law. The right to and amount of indemnification will be ultimately subject to determination by a court that indemnification in the circumstances presented is consistent with public policy considerations and other provisions of law. It is likely, however, that the Restated Articles would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act ("OBCA"). The effect of the OBCA is summarized as follows:

          (a) The OBCA permits the Company to grant a right of indemnification in respect of any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the Company, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

          (b) The OBCA permits the Company to grant a right of indemnification in respect of any proceeding by or in the right of the Company against the reasonable expenses (including attorneys' fees) incurred, if the person concerned acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be granted if such person is adjudged to be liable to the Company unless permitted by a court.

          (c) Under the OBCA, the Company may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (ii) if a quorum of directors not parties to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or the committee thereof, as described in (i) and (ii) above, or (iv) by the shareholders. Authorization of the indemnification and evaluation as to the reasonableness of expenses are to be determined as specified in any one of (i) through (iv) above, except that if the determination is made by special legal counsel, then the authorization of indemnification and evaluation of the reasonableness of such expenses is to be made by those entitled to select special legal counsel. Indemnification can also be ordered by a court if the court determines that indemnification is fair and reasonable in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in the defense of a proceeding described in (a) or (b) above is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

          (d) Under the OBCA, the Company may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes the Company (i) a written affirmation of the director's or officer's good faith belief that he or she has met the prescribed standard of conduct, and (ii) a written undertaking to repay the advance if it is ultimately determined that such person did not meet the standard of conduct.

     The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors, or otherwise. Resolutions adopted by the Company's Board of Directors require the Company to indemnify directors and officers of the Company to the fullest extent permitted by law and are intended to create an obligation to indemnify to the fullest extent a court may find to be consistent with public policy considerations.

     The Company has directors' and officers' liability insurance coverage which insures officers and directors of the Company against certain liabilities.

Item 7. Exemption From Registration Claimed.
        -----------------------------------

     Not Applicable.

Item 8. Exhibits.
        --------

(4)(a) Third Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit (3)a, Form 10-K for the fiscal year ended December 31, 1996, File No. 1-5152.

(4)(b) Bylaws of the Company (as restated and amended May 10, 1995). Incorporated by reference to Exhibit (3)b, Form 10-K for the fiscal year ended December 31, 1995, File No. 1-5152.

(5)       Opinion of Stoel Rives LLP.

(15)      Letter re Unaudited Interim Financial Information.

(23)(a)   Consent of Deloitte & Touche LLP.

(23)(b)   Consent of Stoel Rives LLP (included in Exhibit 5).

(24)      Powers of Attorney.


Item 9. Undertakings.
        ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on February 6, 1998.

                                       PACIFICORP


                                       By FREDERICK W. BUCKMAN
                                          --------------------------------------
                                          Frederick W. Buckman
                                          President, Chief Executive
                                          Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on February 6, 1998 in the capacities indicated.

            Signature                  Title
            ---------                  -----

       FREDERICK W. BUCKMAN            President, Chief Executive Officer
----------------------------------     and Director
       Frederick W. Buckman


       *RICHARD T. O'BRIEN             Senior Vice President and Chief
----------------------------------     Financial Officer (also Chief Accounting
        Richard T. O'Brien             Officer)


      *W. CHARLES ARMSTRONG            Director
----------------------------------
       W. Charles Armstrong


        *KATHRYN A. BRAUN              Director
----------------------------------
         Kathryn A. Braun


        *C. TODD CONOVER               Director
----------------------------------
         C. Todd Conover

        *NOLAN E. KARRAS               Director
----------------------------------
         Nolan E. Karras


       *KEITH R. McKENNON              Director
----------------------------------
        Keith R. McKennon
            (Chairman)


        *ROBERT G. MILLER              Director
----------------------------------
         Robert G. Miller


        *ALAN K. SIMPSON               Director
----------------------------------
         Alan K. Simpson


         *VERL R. TOPHAM               Director
----------------------------------
          Verl R. Topham


         *DON M. WHEELER               Director
----------------------------------
          Don M. Wheeler


       *NANCY WILGENBUSCH              Director
----------------------------------
        Nancy Wilgenbusch


         *PETER I. WOLD                Director
----------------------------------
          Peter I. Wold


*By       FREDERICK W. BUCKMAN
    ----------------------------------
          Frederick W. Buckman
           (Attorney-in-Fact)

                                  EXHIBIT INDEX


Exhibit
Number             Document Description
-------            --------------------

(4)(a) Third Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit (3)a, Form 10-K for the fiscal year ended December 31, 1996, File No. 1-5152.

(4)(b)             Bylaws of the Company (as restated and
                   amended May 10, 1995). Incorporated by
                   reference to Exhibit (3)b, Form 10-K for the fiscal year ended December 31, 1995, File No. 1-5152.

(5)                Opinion of Stoel Rives LLP.

(15)               Letter re Unaudited Interim Financial
                   Information.

(23)(a)            Consent of Deloitte & Touche LLP.

(23)(b)            Consent of Stoel Rives LLP (included in
                   Exhibit 5).

(24)               Powers of Attorney.